(d)(9)(i)
AMENDED SCHEDULE A
to the
AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT
ING MUTUAL FUNDS
OPERATING EXPENSE LIMITS

	Maximum Operating Expense Limit
	(as a percentage of average net assets)
	Class
Name of Fund[1]	A	B	C	I	O	Q	R	W
ING Asia-Pacific Real Estate Fund	1.75%	2.50%	2.50%	1.50%	N/A	N/A	N/A	N/A
Initial Term Expires March 1, 2009

ING Disciplined International SmallCap Fund	1.20%	1.95%	1.95%	0.95%	N/A	N/A	N/A	N/A
Initial Term Expires March 1, 2008

ING Diversified International Fund[2,3,6]	0.35%	1.10%	1.10%	0.10%	N/A	N/A	0.60%	0.10%
Initial Term Expires March 1, 2007

Total Expense Limit including expenses of the	1.65%	2.40%	2.40%	1.40%	N/A	N/A	1.90%	N/A
underlying investment companies

ING Emerging Countries Fund[6]	2.25%	2.90%	2.90%	1.75%	N/A	2.15%	N/A	1.90%
Initial Term Expires March 1, 2006

ING Emerging Markets Fixed Income Fund	1.25%	2.00%	2.00%	1.00%	N/A	N/A	N/A	N/A
Initial Term Expires March 1, 2007

ING European Real Estate Fund	1.75%	2.50%	2.50%	1.50%	N/A	N/A	N/A	N/A
Initial Term Expires March 1, 2009

ING Foreign Fund[6]	1.95%	2.70%	2.70%	1.60%	N/A	1.85%	N/A	1.45%
Initial Term Expires March 1, 2006

(d)(9)(i)

	Maximum Operating Expense Limit
	(as a percentage of average net assets)
	Class
Name of Fund[1]	A	B	C	I	O	Q	R	W
ING Global Bond Fund	0.90%	1.65%	1.65%	0.61%	N/A	N/A	N/A	N/A
Initial Term Expires March 1, 2008

ING Global Natural Resources Fund [6,4]	2.75%	N/A	N/A	2.50	N/A	N/A	N/A	2.50%
Initial Term Expires March 1, 2010

ING Global Real Estate Fund[6]	1.75%	2.50%	2.50%	1.50%	1.75%	N/A	N/A	1.50%
Initial Term Expires March 1, 2007

ING Global Value Choice Fund[6],[7]	1.50%	2.25%	2.25%	1.25%	N/A	1.50%	N/A	N/A
Initial Term Expires March 1, 2006

ING Index Plus International Equity Fund[5]	1.15%	1.90%	1.90%	0.90%	1.15%	N/A	N/A	N/A
Term Expires March 1, 2011

ING International Capital Appreciation Fund	1.50%	2.25%	2.25%	1.25%	N/A	N/A	N/A	N/A
Initial Term Expires March 1, 2007

ING International Equity Dividend Fund[6]	1.40%	2.15%	2.15%	1.15%	N/A	N/A	N/A	1.15%
Initial Term Expires March 1, 2009

ING International Growth Opportunities Fund	2.75%	3.50%	3.50%	2.50%	N/A	2.75%	N/A	N/A
Initial Term Expires March 1, 2006

ING International SmallCap Fund [6]	1.95%	2.60%	2.60%	1.40%	N/A	1.85%	N/A	1.60%
Initial Term Expires March 1, 2006

(d)(9)(i)

	Maximum Operating Expense Limit
	(as a percentage of average net assets)
	Class
Name of Fund[1]	A	B	C	I	O	Q	R	W
ING International Value Choice Fund	1.70%	2.45%	2.45%	1.45%	N/A	N/A	N/A	N/A
Initial Term Expires March 1, 2006

ING International Value Opportunities Fund	1.40%	2.15%	2.15%	1.15%	N/A	N/A	N/A	N/A
Initial Term Expires March 1, 2008

ING Russia Fund	3.35%	4.10%	N/A	N/A	N/A	N/A	N/A	N/A
Initial Term Expires March 1, 2006
HE
     Date Last Amended: September 12, 2007

[1]	This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.

[2]	The operating expense limits set out above apply only at the Fund level and do not limit the fees payable by the underlying investment companies in which the Funds invest.

[3]	The Initial Term expires March 1, 2008 for Class R for ING Diversified International Fund.

[4]	The Initial Term expires March 1, 2010 for Class I for ING Global Natural Resources Fund.

[5]	The Term for ING Index Plus International Equity Fund Class O shares effective November 9, 2007, contingent upon shareholder approval.

[6]	Class W shares effective December 17, 2007 and the Initial Term for Class W shares expires March 1, 2010.

[7]	ING Global Value Choice Fund Expense Limitation changes effective January 2, 2008.

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